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               Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 113 to the Registration Statement (Form N-1A)(No. 2-13017) of Delaware Group Equity Funds II of our reports dated January 8, 1999, included in the 1998 Annual Reports to shareholders.





Philadelphia, Pennsylvania
November 18, 1999